EXECUTION COPY



                           ADMINISTRATION AGREEMENT

                                     among

                 UNITED NATIONAL HOME LOAN OWNER TRUST 1999-1,
                                   as Issuer

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                               as Administrator

                                      and

                             UNITED NATIONAL BANK
                              as Co-Administrator

                                      and

                           WILMINGTON TRUST COMPANY,
                               as Owner Trustee

                                      and

                           Dated as of March 1, 1999


                 UNITED NATIONAL HOME LOAN OWNER TRUST 1999-1


         This Administration Agreement (the "Agreement") is entered into as of March 1, 1999, among United National Home Loan Owner Trust 1999-1, a Delaware business trust (the "Issuer"), U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Administrator (the "Administrator"), United National Bank, a national banking association, not in its individual capacity but solely as Co-Administrator (the "Co-Administrator") and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee").

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, the Sale and Servicing Agreement.

                             W I T N E S S E T H:

         WHEREAS, the Issuer is a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.) created by a Trust Agreement relating to the Trust, dated as of March 1, 1999, among Bear Stearns Asset Backed Securities, Inc., as depositor (in such capacity, the "Depositor"), Wilmington Trust Company, as Owner Trustee, and U.S. Bank National Association, as Co-Owner Trustee (the "Trust Agreement");

         WHEREAS, the Issuer will issue Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates"), Series 1999-1 (collectively, the "Securities");

         WHEREAS, the Notes will be secured by certain collateral, as more particularly set forth in the Indenture, dated as of March 1, 1999, between the Issuer and U.S. Bank National Association, as indenture trustee (in such capacity, the "Indenture Trustee") (the "Indenture");

         WHEREAS, the Certificates will be created pursuant to the Trust Agreement and will represent the undivided beneficial ownership interest in the Trust;

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (i) a Sale and Servicing Agreement, dated as of March 1, 1999 among the Issuer as issuer, Advanta Mortgage Corp. USA, as servicer, United National Bank, a national banking association, as seller (the "Seller") and U.S. Bank National Association as indenture trustee and co-owner trustee (the "Indenture Trustee") (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), (ii) the Letter of Representation, dated March 26, 1999, among the Issuer, the Indenture Trustee and The Depository Trust Company relating to the Notes (as amended and supplemented from time to time, the "Depository Agreement"), (iii) the Indenture and (iv) the Trust Agreement (the Sale and Servicing Agreement, the Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer represented by the Certificates (the registered holders of such interests being referred to herein as the "Owners");

         WHEREAS, the Issuer desires to have the Administrator or the Co-Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request;

         WHEREAS, the Administrator and the Co-Administrator have the capacity to provide the respective services required hereby and are willing to perform such services for the Issuer on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.        Duties of the Administrator and the Co-Administrator.

     (a) Duties with respect to the Depository Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

          (i) The Administrator and the Co-Administrator agree to perform all of the duties of the Issuer under the Depository Agreement. In addition, the Administrator and the Co-Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Sale and Servicing Agreement and the Indenture. The Administrator and the Co-Administrator shall monitor the performance of the Issuer and shall notify the Owner Trustee when action is necessary to comply with the Issuer's duties under the Sale and Servicing Agreement and the Indenture. In addition to the foregoing, (x) the Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Basic Documents and identified as (A), (B), (C), (D), (G), (H),
     (I), (J), (O), (P), (R), (T), (Y) and (ii) set forth below and (y) the Co-Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Basic Documents and identified as (E), (F), (K), (L), (M), (N), (Q), (S), (U),
     (V), (W), (X), (iii) and (iv) (references are to sections of the Indenture):

          (A) the preparation of the Notes for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Notes (Sections 2.02, 2.03 and 2.04);

          (B) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.03);

          (C) the notification of Noteholders of the final principal payment on their Notes or of the redemption of the Notes or duty to cause the Indenture Trustee to provide such notification (Sections 2.06(b) and 10.02);

          (D) the preparation of an Issuer Order for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.07);

          (E) the preparation of an Issuer Request required for the release of collateral and delivery of the same to the Indenture Trustee (Section 2.09);

          (F) the preparation, obtaining or filing of instruments, opinions and certificates and other documents required for the release of collateral (Section 2.09);

          (G) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book entry system through the Clearing Agency (Section 2.12);

          (H) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.02);

          (I) the preparation of an Issuer Order required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

          (J) preparation of an Issuer Order required to direct the Paying Agent to pay to the Indenture Trustee all sums held in trust by the Paying Agent (Section 3.03);

          (K) the provision to the Indenture Trustee of calculations pertaining to original issue discount, if any, on the Notes and, if applicable, the accrual of market discount or the amortization of premium on the Notes to the extent that the Co-Administrator has received from Bear, Stearns & Co. Inc. sufficient information to calculate such amounts (Section 3.03);

          (L) the obligation to maintain the existence of the Issuer under Delaware law and preserve its qualification to do business in all necessary jurisdictions (Section 3.04(a));

          (M) the preparation and execution of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section
          3.05 of the Indenture, necessary to protect the Collateral (Section 3.05);

          (N) the delivery of the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

          (O) the delivery of notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Seller under the Home Loan Purchase Agreement (Section 3.13);

          (P)  the   monitoring  of  the  Issuer's   obligations   as  to  the
          satisfaction and discharge of the Indenture (Section 4.01);

          (Q) the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01);

          (R) the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01);

          (S)  payment of any  expenses  of the Issuer  incurred  pursuant  to
          Section 5.17;

          (T) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

          (U) the preparation and filing of all documents and reports by the Issuer as required under the Exchange Act, the rules and regulations of the Commission and the TIA (Section 7.03);

          (V) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral, as defined in the Indenture (Sections 8.05 and 8.06);

          (W) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, the mailing to the Noteholders of notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

          (X) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to any proposed amendment of the Trust Agreement or amendment to or waiver of any provision of any other document relating to the Trust Agreement (Section 9.07); and

          (Y) the notification of the Rating Agencies of a redemption of the Notes (Section 10.01).

          (ii) The Administrator shall perform the duties of the Administrator specified in Sections 3.03, 3.04, 3.05, 3.08, 10.02, 10.03 and 10.05 of
     the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee.

          (iii) The Co-Administrator shall perform the duties of (a) the Co-Administrator specified in Sections 6.02(b) and 7.08 of the Trust Agreement and (b) the Issuer specified in Sections 5.06(b)(1) and 5.06(b)(2) of the Sale and Servicing Agreement.

          (iv) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Co-Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

     (b) In addition to the duties of the Co-Administrator set forth above, the Co-Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements. Subject to
Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Co-Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

     (c) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Co-Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

     (d) The Co-Administrator shall satisfy its obligations with respect to clause (c) above by retaining, at the expense of the Issuer payable by the Issuer, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee which shall perform the obligations of the Co-Administrator thereunder. In connection with paragraph (c) above, the Accountants will provide a letter in form and substance satisfactory to the Owner Trustee and the Co-Administrator as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

     Section 2. Records. The Administrator and the Co-Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

     Section 3. Compensation. The Administrator will perform the duties and provide the services called for under Section 1 above without any separate compensation therefor for so long as the Indenture and the Sale and Servicing Agreement remain in effect, and thereafter for such compensation as shall be agreed upon between the Administrator and the Owner Trustee. The fees of the attorneys delivering the Opinion of Counsel, the fees of Accountant's retained pursuant to Section 1(d) above, and any other amounts of out-of-pocket expenses reasonably incurred by the Co-Administrator pursuant to the Indenture shall be paid by the Residual Interest Certificateholder and the Residual Interest Certificateholder, by its execution hereof, agrees to pay such reasonable fees and expenses to the Administrator. The Administrator shall perform any other services as may be agreed between the Administrator and the Owner Trustee for such compensation as may be agreed between the Administrator and the Owner Trustee. The Co-Administrator shall be paid its fees and expenses pursuant to Section 8.02 of the Indenture.

     Section 4. Additional Information to be Furnished to the Issuer. The Administrator and the Co-Administrator shall furnish to the Issuer upon request such additional information regarding the Collateral as the Issuer shall reasonably request.

     Section 5. Independence of the Administrator and the Co-Administrator. For all purposes of this Agreement, the each of the Administrator and the Co-Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator and the Co-Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     Section 6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator or the Co-Administrator and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     Section 7. Other Activities of Administrator and the Co-Administrator. Nothing herein shall prevent the Administrator and the Co-Administrator or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

     Section 8. Term of Agreement; Resignation and Removal of Administrator and the Co-Administrator.

     (a) This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

     (b)  Subject  to  Section  8(e)  hereof,   the   Administrator   and  the
Co-Administrator may resign their respective duties hereunder by providing the Issuer with at least 60 days' prior written notice.

     (c)  Subject  to  Section  8(e)   hereof,   the  Issuer  may  remove  the
Administrator or the Co-Administrator without cause by providing the Administrator or the Co-Administrator with at least 60 days' prior written notice.

     (d)  Subject  to  Section  8(e)   hereof,   the  Issuer  may  remove  the
Administrator or the Co-Administrator immediately upon written notice of termination from the Issuer to the Administrator or the Co-Administrator if any of the following events shall occur:

          (i) the Administrator or the Co-Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

          (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Administrator or the Co-Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or the Co-Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Administrator or the Co-Administrator's affairs; or

          (iii) the Administrator or the Co-Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or the Co-Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     Each of the Administrator and the Co-Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

     (e) No resignation or removal of the Administrator or the Co-Administrator, pursuant to this Section shall be effective until (i) a successor Administrator or the Co-Administrator shall have been appointed by the Issuer and (ii) such successor Administrator or the Co-Administrator has agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator or the Co-Administrator is bound hereunder.

     (f)   The   appointment   of   any   successor   Administrator   or   the
Co-Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     (g) Subject to Section 8(e) and 8(f), the Administrator acknowledge that upon the appointment of a successor Indenture Trustee pursuant to Section 6.08 of Indenture, the Administrator shall immediately resign and such successor Indenture Trustee shall automatically become the Administrator under this Agreement. Any such successor Indenture Trustee shall be required to agree to assume the duties of the Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Indenture Trustee.

     Section 9. Action upon Termination, Resignation or Removal of the Administrator and the Co-Administrator. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) hereof or the resignation or removal of the Administrator or the Co-Administrator pursuant to Section 8(b) or (c) hereof, respectively, the Administrator or the Co-Administrator shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator or the Co-Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator or the Co-Administrator. In the event of the resignation or removal of the Administrator or the Co-Administrator pursuant to Section 8(b), (c) or (d), the Administrator or the Co-Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator or the Co-Administrator.

     Section 10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

     (a) if to the Issuer, to:

         United National Home Loan Owner Trust 1999-1
         c/o Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware  19890
         Attention: Corporate Trust Administration

     (b) if to the Administrator, to:

         U.S. Bank National Association
         180 E. Fifth Street
         St. Paul, Minnesota  55101
         Attention: Structured Finance Dept.

     (c) if to the Co-Administrator, to:

         United National Bank
         514 Market Street
         Parkersburg, West Virginia 26101
         Attention: Structured Finance Dept.

     (d) if to the Owner Trustee,  to:
         Wilmington Trust Company Rodney Square
         North 1100 North Market Street
         Wilmington, DE 19890-0001

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

     Section 11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Co-Administrator, with the prior written consent of the Owner Trustee without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder. An amendment described above shall be deemed not to adversely affect in any material respects the interests of any Noteholder or Certificateholder if either (i) an Opinion of Counsel is obtained to such effect, or (ii) the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment. This Agreement may also be amended by the Issuer, the Administrator and the Co-Administrator with the prior written consent of the Owner Trustee and the holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes and the holders of Certificates evidencing at least a majority of the Certificate Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Home Loans or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, respectively
(ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, in either case of clause
(i) or (ii) without the consent of the holders of all the outstanding Notes and Certificates and the Securities Insurer (if any).

     Section 12. Successors and Assigns.

     (a) This Agreement may not be assigned by the Administrator or the Co-Administrator unless such assignment is previously consented to in writing by the Owner Trustee and the Rating Agency Condition in respect thereof has been satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator or the Co-Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator or the Co-Administrator without the consent of the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator or the Co-Administrator, provided that such successor organization executes and delivers to the Issuer and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator or the Co-Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     Section 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

     Section 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 17. Not Applicable to U.S. Bank National Association in Other Capacities. Nothing in this Agreement shall affect any obligation U.S. Bank National Association may have in any other capacity.

     Section 18. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     Section 19. Benefit of Agreement. It is expressly agreed that in performing its duties under this Agreement, the Administrator and the Co-Administrator will act for the benefit of holders of the Securities as well as for the benefit of the Trust, and that such obligations on the part of the Administrator and the Co-Administrator shall be enforceable at the instance of the Indenture Trustee and the Trust.

     Section 20. Bankruptcy Matters. No party to this Agreement shall take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief of the Trust as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Trust; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, or cause the Trust to make any general assignment for the benefit of creditors of the Trust, or take any action in furtherance of any of the above actions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         UNITED NATIONAL BANK HOME LOAN OWNER TRUST 1999-1

                         By:      Wilmington Trust Company,
                                    not in its individual capacity
                                    but solely as Owner Trustee


                         By:   /s/ Norma P. Closs
                            -----------------------------------------------
                         Name:     Norma P. Closs
                         Title:    Vice President


                        U.S. BANK NATIONAL ASSOCIATION,
                        as Administrator


                        By:   /s/  Donna L. Nordstrom
                            -----------------------------------------------
                         Name:     Donna L. Nordstrom
                         Title:    Assistant Vice President


                        UNITED NATIONAL BANK,
                        as Co-Administrator


                        By: /s/   Joe L. Wilson
                           -------------------------------------------------
                           Name:  Joe L. Wilson
                           Title: Executive Vice President

                        WILMINGTON TRUST COMPANY,
                        as Owner Trustee


                        By:   /s/ Norma P. Closs
                            -----------------------------------------------
                         Name:     Norma P. Closs
                         Title:    Vice President